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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-85334) of Polyphase Corporation and in the related Prospectus and in the Registration Statements (Form S-8 No. 333-03333, No. 33-82008 and No. 33-72458) pertaining to the 1994 Stock Option Plan and various stock option agreements of our report dated December __, 1998, with respect to the consolidated financial statements and schedules of Polyphase Corporation included in this Annual Report (Form 10-K) for the year ended September 30, 1998.



ERNST & YOUNG LLP


December 28, 1998
Dallas, Texas